UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, Six Flags Entertainment Corporation (the “Company”) announced the appointment of Ash Walia as Chief Financial Officer of the Company, effective June 17, 2026. Mr. Walia, age 62, has served as Chief Financial Officer of Hot Topic since 2021. Prior to Hot Topic, Mr. Walia was Chief Financial Officer of 99 Cents Only Stores, where he oversaw the finance, IT and marketing teams. From 2011 to 2018, he held various senior leadership roles at Starbucks Corporation across corporate finance, shared services and supply chain operations, including leading corporate finance as Senior Vice President of Corporate Finance. Earlier in his career, he spent seven years in supply chain and financial roles of escalating responsibility with Kellogg’s, eventually serving as Vice President of Global Supply Chain Finance.

In connection with Mr. Walia’s appointment, on May 21, 2026, the Company entered into an employment agreement with Mr. Walia, effective June 17, 2026, for a period of three years (the “Initial Term”) subject to automatic renewal for successive one-year periods thereafter. Mr. Walia’s employment agreement provides for, among other things, an initial base salary of $690,000 per year, subject to annual review by the Board for possible increase, as well as participation in the Company’s annual incentive program at a target rate of 100% of his base salary. Mr. Walia will be eligible for a pro-rated annual incentive award for fiscal year 2026 based on his partial year service. The employment agreement also provides that Mr. Walia shall receive an award of restricted stock units under the Company’s 2024 Omnibus Incentive Plan (the “Stock Incentive Plan”) with an aggregate value of $1,250,000 on the date of grant, which shall vest in equal one-third installments on each of the first three (3) anniversaries of the grant date based on continued service with the Company (the “Initial Incentive Grant”). The employment agreement also provides that Mr. Walia will receive an annual equity grant during the term of the agreement with a target value of $1,869,000 on the date of grant, with the terms and conditions of awards to be determined by the Board. Mr. Walia will participate in benefit plans on the same basis as other senior executives, including medical, disability, life, 401(k) and deferred compensation plans.

In the event of involuntary termination by the Company without Cause or by Mr. Walia for Good Reason (each as defined in the employment agreement), Mr. Walia would be entitled to (i) a cash payment equal to two times the sum of his base salary and target annual incentive award, payable in installments, (ii) any unpaid annual incentive award for the year prior to the year of termination, (iii) a pro-rata annual incentive award for the year in which termination occurs, (iv) reimbursement or cash payment equal to the cost of participation in the Company’s group medical plans for 18 months, and (v) any outstanding equity awards that are scheduled to vest within 18-month period following termination shall become fully vested, or if greater, all outstanding equity awards shall become vested on a pro-rata basis to the date of termination, with performance-based awards subject to achieving performance goals. In the event that an involuntary termination occurs within 18 months following a Change in Control (as defined in the employment agreement), Mr. Walia is entitled to generally the same severance payments and benefits as described above, except that all outstanding equity awards under the Stock Incentive Plan (as defined in the employment agreement) shall become fully vested, with performance-based awards deemed to be vested at target. Notwithstanding the foregoing, the Initial Incentive Grant shall become fully vested upon termination by the Company without Cause or by Mr. Walia for Good Reason during the employment period, or upon the expiration of the Initial Term upon notice of non-renewal by the Company. All severance payments and benefits under the employment agreement are subject to Mr. Walia signing a release of claims against the Company.

Under the terms of the employment agreement, Mr. Walia is subject to restrictive covenants, during and for specified periods following termination of employment, relating to non-solicitation of employees of the Company for two years following termination, as well as confidentiality restrictions and a non-disparagement covenant.

Mr. Walia has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Walia and any other person pursuant to which he was selected as executive of the Company. There are no transactions between Mr. Walia and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the executed version of such agreement, a copy of which is to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the matters disclosed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 27, 2026 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date: May 27, 2026	By:	/s/ John Reilly
John Reilly President and Chief Executive Officer